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                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG

                               CMH HOLDINGS, INC.

                                       AND

                                  THE INVESTORS
                                AS DEFINED HEREIN

                                       AND

                                  THE FOUNDERS
                                AS DEFINED HEREIN

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                           DATED AS OF MARCH 31, 2005

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                                TABLE OF CONTENTS

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                                                                                     Page
                                                                                     ----
1.   CERTAIN DEFINITIONS...............................................................2

2.   DEMAND REGISTRATIONS..............................................................3

3.   FORM S-3..........................................................................5

4.   PIGGYBACK REGISTRATION............................................................5

5.   REGISTRATION PROCEDURES...........................................................6

6.   EXPENSES..........................................................................9

7.   INDEMNIFICATION...................................................................9

8.   COMPLIANCE WITH RULE 144.........................................................12

9.   AMENDMENTS.......................................................................12

10.  TRANSFERABILITY OF REGISTRATION RIGHTS...........................................12

11.  RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS..............................12

12.  DAMAGES..........................................................................12

13.  MISCELLANEOUS....................................................................13

14.  DISPUTE RESOLUTION...............................................................14

15.  NO WAIVER........................................................................14

EXHIBITS

Exhibit A    -    Form of Joinder Agreement

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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of March 31, 2005, by and among CMH Holdings, Inc., a Delaware corporation (together with any successor thereto, "NEW HOLDINGS"), the persons designated as Investors on the signature pages hereto and any assignees thereof (each, an "INVESTOR" and collectively, the "INVESTORS"), and the persons or entities designated as Founders on the signature pages hereto and any transferee thereof who executes and delivers a joinder agreement in the form of EXHIBIT A hereto (each, a "FOUNDER" and collectively, the "FOUNDERS").

     WHEREAS, prior to the date hereof, certain Investors and Founders (the "TMHC FOUNDERS") were the holders of capital stock of TMHC Holdings, Inc., a Delaware corporation ("TMHC"), and certain Investors and Founders (the "CLAYTON Founders") were the holders of capital stock of Clayton Holdings, Inc., a Delaware corporation ("CLAYTON");

     WHEREAS, on the date hereof, New Holdings, Clayton, TMHC, the Investors and the Founders are entering into a certain Contribution and Share Exchange Agreement (the "SHARE EXCHANGE AGREEMENT"), pursuant to which, among other things, the Investors and the Founders are exchanging their shares of TMHC capital stock and Clayton capital stock, as applicable, for shares of Common Stock and Convertible Preferred Stock (each as defined below) of New Holdings;

     WHEREAS, TMHC, the TMHC Founders and certain of the Investors are parties to a certain Registration Rights Agreement, dated as of May 24, 2004 (the "PRIOR TMHC AGREEMENT"), and, in connection with the Share Exchange Agreement, the parties thereto desire to terminate the Prior TMHC Agreement in its entirety and enter into this Agreement for purposes of setting forth certain mutual agreements and understandings among them;

     WHEREAS, Clayton, the Clayton Founders and certain of the Investors are parties to a certain Registration Rights Agreement, dated as of August 2, 2004 (the "PRIOR CLAYTON AGREEMENT"), and, in connection with the Share Exchange Agreement, the parties thereto desire to terminate the Prior Clayton Agreement in its entirety and enter into this Agreement for purposes of setting forth certain mutual agreements and understandings among them; and

     WHEREAS, it is a condition precedent to each of the parties' obligations under the Share Exchange Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and be bound by the provisions hereof; and

     WHEREAS, the parties hereto desire to agree upon certain terms regarding their rights and obligations with respect to the securities of New Holdings, now or hereafter outstanding and held by them.

     NOW, THEREFORE, in consideration of the premises, as an inducement to the Founders and the Investors to consummate the transactions contemplated by the Share Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, New Holdings, the Founders and the Investors hereby covenant and agree with each other as follows:

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     1.   CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "BOARD OF DIRECTORS" means the Board of Directors of New Holdings.

          "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

          "COMMON STOCK" shall mean, collectively, (a) the common stock, par value $0.01 per share, of New Holdings, (b) the Class B common stock, par value $0.01 per share, of New Holdings, and (c) any other common equity securities issued by New Holdings, and, in each case, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "CONVERTIBLE PREFERRED STOCK" shall mean, collectively, (a) the Series A convertible preferred stock, par value $0.01 per share, of New Holdings, and
(b) the Series B convertible preferred stock, par value $0.01 per share, of New Holdings, and, in each case, any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "MAJORITY INTEREST" shall mean Investors and Founders holding not less than a majority of the outstanding Registrable Securities (on an as converted basis) held by all Investors and Founders.

          "OPTIONS" shall mean options to purchase Common Stock issued by New Holdings, including, but not limited to, options issued under New Holdings' 2005 Stock Option and Grant Plan (including options received subsequent to the date of this Agreement), together with any shares or other securities issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such Options or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporation reorganization).

          "PERSON" shall mean any individual, corporation, joint venture, trust, unincorporated organization, limited liability company, partnership, government and any agency or political subdivision thereof.

          "REGISTRABLE SECURITIES" shall mean (i) any shares of Common Stock (including Class B Common Stock) held by the Investors or Founders, or subject to acquisition: (A) by any Founder upon exercise of the Options owned by such Founder or (B) by any Investor upon

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conversion of the Convertible Preferred Stock (it being understood that for purposes of this Agreement, a Founder or Investor will be deemed to be a holder of Registrable Securities whenever such Founder or Investor has the right to then acquire or obtain from New Holdings any Registrable Securities, whether or not such acquisition has actually been effected), and (ii) any other securities issued and issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; PROVIDED, HOWEVER, that if a Founder owns Options or an Investor owns Convertible Preferred Stock, the Founder or Investor may exercise its registration rights hereunder by exercising the Options for, or by converting the shares of Convertible Preferred Stock into, the shares of Common Stock to be sold under the relevant registration statement as of the closing of the relevant offering and shall not be required to cause such Options to be exercised for Common Stock or such Convertible Preferred Stock to be converted to Common Stock, unless and until such closing occurs, it being understood that New Holdings shall at the request of the relevant Founder or Investor effect the reconversion of Common Stock, acquired upon exercise of the Options or conversion of Convertible Preferred Stock, to Options or Convertible Preferred Stock, as applicable, if such an exercise or conversion occurs, notwithstanding the foregoing, and the relevant offering does not close; and PROVIDED, FURTHER, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder shall not be deemed to be Registrable Securities, and that any Common Stock that may be sold (as confirmed by an unqualified opinion of counsel to New Holdings) without restriction as to volume or otherwise pursuant to Rule 144(k) under the Securities Act shall not be deemed to be Registrable Securities.

          "REGISTRATION EXPENSES" shall mean the expenses so described in
Section 6 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2.   DEMAND REGISTRATIONS.

          (a) At any time after the initial public offering of New Holdings' Common Stock pursuant to an effective registration under the Securities Act (the "IPO"), a Majority Interest may request that New Holdings register under the Securities Act all or any portion of the Registrable Securities held by such Majority Interest; PROVIDED that all such requests shall be made in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares; and PROVIDED, FURTHER, that such registration shall not become effective prior to the six month anniversary of the effectiveness of New Holdings' IPO. Upon receipt of such request, New Holdings shall promptly deliver notice of such request to all holders of Registrable Securities, if any, who shall then have thirty (30) days to notify New Holdings in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, New Holdings shall state such in the written notice and in such event the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their Registrable Securities in the underwritten public

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offering to the extent provided herein. New Holdings will use its best efforts to expeditiously effect the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act and to qualify such Registrable Securities for sale under any state blue sky law; provided, however, that New Holdings shall not be required to effect registration pursuant to a request under this Section 2 more than three (3) times for the holders of the Registrable Securities as a group. Notwithstanding anything to the contrary contained herein, no request may be made under this
Section 2 within ninety (90) days after the effective date of a registration statement filed by New Holdings covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to this Section 2 or Section 4 hereof and in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been so requested. New Holdings may postpone the filing or the effectiveness of any registration statement pursuant to this
Section 2 for a reasonable time period, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) New Holdings has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of New Holdings determines in good faith that such disclosure is not in the best interests of New Holdings and its stockholders, or (ii) the Board of Directors of New Holdings determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness. A registration will not count as a requested registration under this Section 2(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating Majority Interest; provided, however, that if a Majority Interest shall request, in writing, that New Holdings withdraw a registration statement which has been filed under this Section 2(a) but not yet been declared effective, a Majority Interest may thereafter request New Holdings to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein.

          (b) If a registration requested pursuant to Section 2(a) involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having registration rights, (ii) second, securities held by any Persons having contractual, incidental "piggy back" registration rights to include such securities in the registration statement pursuant to an agreement which is not this Agreement, (iii) third, shares sought to be registered by New Holdings for its own account, and (iv) fourth, Registrable Securities held by holders who requested such registration pursuant to Section 2(a) or who joined such requested registration pursuant to Section 2(a), it being understood that no shares shall be registered for the account of New Holdings or any stockholder other than the holders of Registrable Securities unless all Registrable Securities for which holders thereof have requested registration have been registered. If there is a reduction of the number of Registrable Securities pursuant to clauses (i), (ii), or (iv), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

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          (c)  With respect to a request for registration pursuant to Section
2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by a Majority Interest of the Registrable Securities to be sold in such offering, subject to New Holdings' consent, which consent shall not be unreasonably withheld. New Holdings may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180) days following the effective date of any registration required pursuant to this Section 2.

     3. FORM S-3. New Holdings shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any comparable successor form) under the Securities Act. For so long as New Holdings is qualified to register securities on Form S-3 (or any comparable successor form), an Investor or Investors or a Founder or Founders holding Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $500,000 shall have the right, on one or more occasions, to request registration on Form S-3 (or any comparable successor form) for the Registrable Securities held by such requesting Investor or Investors or Founder or Founders. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Investor or Investors or Founder or Founders. New Holdings shall give notice to all other Investors and Founders holding Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such Investors and Founders shall then have thirty (30) days to notify New Holdings in writing of their desire to participate in the registration. New Holdings shall use its best efforts to effect promptly the registration of all shares on Form S-3 (or any comparable successor form) to the extent requested by such Investors or Founders; PROVIDED, HOWEVER, that New Holdings may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) New Holdings has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of New Holdings determines in good faith that such disclosure is not in the best interests of New Holdings and its stockholders or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

     4. PIGGYBACK REGISTRATION. If New Holdings shall propose to register any of its Common Stock or securities convertible into or exchangeable or exercisable for any of its Common Stock under the Securities Act for sale to the public, whether in connection with a public offering of securities by New Holdings (including, but not limited to, an IPO), a public offering of securities by stockholders, or both (but not including pursuant to a demand under Section 2 hereof which shall be handled as provided therein), and except
(i) with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, and (ii) in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), New Holdings shall promptly give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holder, given within thirty (30) days after receipt by such holder of such notice, New Holdings shall, subject to the

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limits contained in this Section 4, use its best efforts to cause all such
Registrable Securities of said requesting holder to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities. Notwithstanding the foregoing, if New Holdings is advised in writing in good faith by any managing underwriter of New Holdings' securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than New Holdings (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, New Holdings may reduce the amount offered for the accounts of Selling Stockholders (including Selling Stockholders holding Registrable Securities) to a number deemed satisfactory by such managing underwriter. In such event, the shares to be excluded shall be determined in the following sequence: (A) first, securities held by any Persons not having registration rights, (B) second, securities held by any Persons having contractual, incidental "piggyback" registration rights to include such securities in the registration statement pursuant to an agreement which is not this Agreement, and (C) third, the Registrable Securities sought to be included by the holders thereof requesting such registration pursuant to this Section 4. If there is a reduction of the number of Registrable Securities pursuant to clauses (A), (B) or (C), such reduction shall be made on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each tranche and subject to the priorities set forth in the preceding sentence).

     5. REGISTRATION PROCEDURES. If and whenever New Holdings is required by the provisions of this Agreement to use its best efforts to effect the registration of any of its securities under the Securities Act, New Holdings will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

          (b) prepare and file with the Commission such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as contemplated herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

          (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

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          (d)  register or qualify the securities covered by such registration statement under the securities or state "blue sky" laws of such jurisdictions as each selling holder may request, and do any and all other acts and things which may be necessary under such state securities or "blue sky" laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder; provided that New Holdings shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

          (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel, which approval shall not be unreasonably withheld;

          (f) immediately notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue, or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading;

          (g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued immediately notify each selling holder of Registrable Securities of the receipt of such notice and use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

          (h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of New Holdings (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause New Holdings' officers, directors and employees to

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supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as New Holdings shall reasonably request;

          (j) enter into any reasonable underwriting agreement required by the proposed managing underwriter or underwriter(s) for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities; provided, however, that no selling holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by it to New Holdings specifically for use in the registration statement, and if the proposed managing underwriter or underwriter(s) require that representations or warranties be made and that indemnification be provided, New Holdings shall make all such representations and warranties and provide all such indemnities, including, without limitation, in respect of New Holdings' business, operations and financial information and the disclosures relating thereto in the prospectus;

          (k) request that each prospective selling holder be furnished a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for New Holdings, dated the effective date of the registration statement, and (ii) if and to the extent permitted by applicable professional standards, a "comfort" letter signed by the independent public accountants who have certified New Holdings' financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of New Holdings' counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (l) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the similar securities issued by New Holdings are then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and New Holdings shall determine);

          (m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its stockholders, in each case as soon as practicable, but not later than thirty
(30) days after the close of the period covered thereby, an earnings statement of New Holdings which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);

          (n) from and after the date of New Holdings' IPO, comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable listing requirements, and in connection therewith establish and maintain a system of adequate internal financial controls and a Board of Directors comprised of a majority of independent directors which directors shall comprise the audit committee and be members of the compensation and nominating and governance committees;

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          (o)  during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (p) appoint a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement;

          (q) in connection with an underwritten offering, to the extent reasonably requested by the managing underwriter for the offering or the selling holders, participate in and support customary efforts to sell the securities in the offering, including, without limitation, participating in "road shows"; and

          (r) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

     6. EXPENSES. All expenses incurred by New Holdings and the holders of Registrable Securities being registered in a registration provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for New Holdings and one counsel for the Investors holding Registrable Securities and who are participating in such registration as a group (selected by a majority in interest of such Investors who participate in the registration) and one counsel for each of the Clayton Founders and the TMHC Founders holding Registrable Securities and who are participating in such registration as a group (selected by a majority in interest of such Clayton Founders and TMHC Founders, as applicable, who participate in such registration) (such fees and disbursements for each of Investors' counsel, Clayton Founders' counsel and TMHC Founders' counsel, in each case, not to exceed $10,000), underwriting expenses (other than commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as "Registration Expenses"), shall be paid by New Holdings.

     7.   INDEMNIFICATION.

          (a) Incident to any registration statement referred to in this Agreement, and subject to applicable law, New Holdings shall indemnify and hold harmless each underwriter (as defined in the Securities Act) and each holder of Registrable Securities (including its partners (including partners of partners and stockholders of any such partners), stockholders, members, trustees, and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (a "Controlling Person") who offers or sells any such Registrable Securities in connection with such registration statement, from and against any and all losses, claims, expenses, damages or liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as the same are incurred to which they, or any of them, may become subject under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, expenses, damages or

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liabilities (or action in respect thereof) arise out of or are based upon (i)
any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act (including any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by New Holdings of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration. Except as otherwise provided in Section 7(d), New Holdings shall reimburse each such indemnified party in connection with investigating or defending any such liability as expenses in connection with the same are incurred. New Holdings shall not be liable to any indemnified party, however, in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to New Holdings by such indemnified party specifically for use therein, and New Holdings shall not be required to indemnify any indemnified party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any indemnified party to deliver a prospectus as required by the Securities Act.

          (b) Each holder selling Registrable Securities included in such registration being effected shall, severally and not jointly, indemnify and hold harmless each underwriter (as defined in the Securities Act), New Holdings (including its directors, officers, employees and agents), and each other selling holder (including its partners (including partners of partners and stockholders of any such partners), stockholders, members, trustees and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law, or otherwise to the same extent provided in Section 7(a) above, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of both (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to New Holdings by such selling holder specifically for use therein. In no event, however, shall the liability of any selling holder for indemnification under this Section 7 in its capacity as a seller of Registrable Securities exceed the lesser of (A) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such selling holder, or (B) the amount equal to the proceeds to such selling holder of the securities sold in any such registration. Further, no selling holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

          (c) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by New Holdings, the selling holders and the underwriters from the offering of the Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of New Holdings, the selling holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by New Holdings, the selling holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by New Holdings and the selling holders, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of New Holdings, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by New Holdings, the selling holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (d) New Holdings, the selling holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 7(d) in excess of the lesser of (A) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling holder, or (B) the proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (e) The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. The obligations under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall consent to the entry of any judgment or enter into any settlement without the indemnified party's prior written consent unless the sole relief provided is monetary damages that are paid in full by the indemnifying party. Unless waived by the indemnified party, all judgments and settlements must include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability to the claimant or plaintiff with respect to such claim or litigation.

     8. COMPLIANCE WITH RULE 144. In the event that New Holdings (a) registers a class of securities under Section 12 of the Exchange Act, or (b) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, New Holdings will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, New Holdings shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any comparable successor rules). New Holdings shall furnish to any holder of Registrable Securities upon request a written statement executed by New Holdings as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A (or such comparable successor rules).

     9. AMENDMENTS. The provisions of this Agreement may not be modified or amended except in writing signed by New Holdings, a Majority Interest, the Clayton Founders holding a majority of the Shares held by all Clayton Founders and the TMHC Founders holding a majority of the Shares held by all TMHC Founders; PROVIDED, HOWEVER, that any proposed modification or amendment that, by its terms, could reasonably be expected to adversely affect the rights of any Investor or Founder in a manner different from other Investors or Founders hereunder shall require the prior written consent of such adversely affected Investor or Founder.

     10. TRANSFERABILITY OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable and assignable to any transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement; provided that, for the avoidance of doubt, each transferee of a Founder will acquire the rights of a Founder and be treated as a "Founder" hereunder, and each transferee of an Investor will acquire the rights of an Investor and be treated as an "Investor" hereunder.

     11. RIGHTS WHICH MAY BE GRANTED TO SUBSEQUENT INVESTORS. Other than transferees as contemplated by Section 10, New Holdings shall not, without the prior written consent of a Majority Interest, (a) allow purchasers of New Holdings' securities to become a party to this Agreement, or (b) grant any other registration rights to any third parties other than subordinate piggyback registration rights.

     12. DAMAGES. New Holdings recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if New Holdings fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and New Holdings expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this

Agreement requiring specific performance of any and all provisions hereof or enjoining New Holdings from continuing to commit any such breach of this Agreement.

     13.  MISCELLANEOUS.

          (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

     IF TO NEW HOLDINGS:

          c/o TA Associates, Inc.
          High Street Tower, Suite 2500
          125 High Street, Boston, MA  02110
          Attn:  Roger B. Kafker
          Telecopy No.: (617) 574-6728

     IF TO THE INVESTORS:

          TA Associates, Inc.
          High Street Tower, Suite 2500
          125 High Street, Boston, MA  02110
          Attn:  Roger B. Kafker
          Telecopy No.: (617) 574-6728

          TA Associates, Inc.
          70 Willow Road
          Menlo Park, CA 94025-3652
          Attention: Jeffrey T. Chambers and Todd R. Crockett
          Telecopy No.: (650) 326-4933

          Madison Capital Funding LLC
          30 South Wacker Drive, Suite 3700
          Chicago, IL  60606
          Attn: Clayton Account Manager
          Facsimile No.: 312-596-6950

          Libman Family Holdings LLC
          1065 Weed Street
          New Cannan, CT 06840
          Facsimile No.: (203) 964-1779

     IF TO ANY OTHER HOLDER OF REGISTRABLE SECURITIES:

          At such Person's address for notice as set forth on the signature pages hereto or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

          (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (e) This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, without limitation, the Prior Clayton Agreement and the Prior TMHC Agreement, which agreements are hereby terminated.

     14. DISPUTE RESOLUTION. All disputes, claims, or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby or thereby, that are not resolved by mutual agreement shall be resolved in accordance with the provisions set forth in Sections 5.7 and 5.8 of the Share Exchange Agreement.

     15. NO WAIVER. No provision of this Agreement shall be construed to limit, waive, amend or alter the terms and provisions of the Credit Agreement (the "Credit Agreement"), dated as of August 2, 2004, among Clayton Services, Inc. (formerly known as Clayton GRP, Inc.), a Delaware corporation and wholly-owned subsidiary of Clayton (the "Company"), the Lenders (as defined therein) and Madison Capital Funding LLC ("Madison") and the other Loan Documents (as defined in the Credit Agreement) or any rights or remedies available to Madison and its Affiliates thereunder. This restriction shall terminate only at such time as the Company and its Affiliates shall have paid in full any and all Obligations (as defined in the Credit Agreement) pursuant to the terms of the Credit Agreement and the other Loan Documents and no disputes remain outstanding between the Company and Madison and its Affiliates with respect thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.


HOLDINGS:
                                 CMH HOLDINGS, INC.


                                 By:  /s/ Roger B. Kafker
                                     -------------------------------------------
                                      Name:  Roger B. Kafker
                                      Title: President


FOUNDERS:
                                  /s/ Margaret Sue Ellis
                                 -----------------------------------------------
                                  Margaret Sue Ellis

                                  Address For Notice:

                                  c/o The Murrayhilll Company
                                 -----------------------------------------------
                                  1700 Lincoln Street, Suite 1600,
                                 -----------------------------------------------
                                  Denver, Colorado 80203
                                 -----------------------------------------------

                                  /s/ Harvey Allon
                                 -----------------------------------------------
                                  Harvey Allon

                                  Address For Notice:

                                  c/o Braddock Financial Corporation
                                 -----------------------------------------------
                                  Tabor Center, 1200 17th Street, Suite 880
                                 -----------------------------------------------
                                  Denver, CO 80202
                                 -----------------------------------------------
                                  Facsimile: (303) 291-1312


                                  /s/ Stephen M. Lamando
                                 -----------------------------------------------
                                  Stephen M. Lamando

                                  Address For Notice:


                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------

                                  /s/ Peter Krell
                                 -----------------------------------------------
                                  Peter Krell

                                  Address For Notice:

                                  15 Brentwood CT
                                 -----------------------------------------------
                                  Basking Ridge, JN 07920
                                 -----------------------------------------------


                                  /s/ Brian Kramer
                                 -----------------------------------------------
                                  Brian Kramer

                                  Address For Notice:

                                  6 Saint Andrews Drive
                                 -----------------------------------------------
                                  Avon, CT 06001
                                 -----------------------------------------------
                                 -----------------------------------------------


                                  BNS FAMILY IRREVOCABLE GRANTOR
                                  TRUST


                                  By:  /s/ Nicholas Lamando
                                      ------------------------------------------
                                       Name:  Nicholas Lamando
                                       Title: Authorized Person


                                  Address For Notice:


                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------

                                 LAMANDO CHARITABLE REMAINDER
                                 UNITRUST

                                 By:  /s/ Stephen M. Lamando
                                     -------------------------------------------
                                      Name:  Stephen M. Lamando
                                      Title: Authorized Person

                                 Address For Notice:


                                 -----------------------------------------------
                                 -----------------------------------------------
                                 -----------------------------------------------

INVESTORS:


                            TA IX L.P.

                            By:  TA Associates IX LLC, its General Partner

                            By:  TA Associates, Inc., its Manager


                            By:/s/ Roger B. Kafker
                               ---------------------------------------
                            Name: Roger B. Kafker
                            Its:  Managing Director


                            TA/ATLANTIC AND PACIFIC IV L.P.

                            By:  TA Associates AP IV L.P., its General Partner

                            By:  TA Associates, Inc., its General Partner


                            By: /s/ Roger B. Kafker
                               ------------------------------------------
                            Name: Roger B. Kafker
                            Its:  Managing Director


                            TA STRATEGIC PARTNERS FUND A L.P.

                            By:  TA Associates SPF L.P., its General Partner

                            By:  TA Associates, Inc., its General Partner


                            By: /s/ Roger B. Kafker
                               ------------------------------------------
                            Name: Roger B. Kafker
                            Its:  Managing Director

                            TA STRATEGIC PARTNERS FUND B L.P.

                            By:  TA Associates SPF L.P., its General Partner

                            By:  TA Associates, Inc., its General Partner


                            By: /s/ Roger B. Kafker
                               ------------------------------------------
                            Name: Roger B. Kafker
                            Its:  Managing Director


                            TA INVESTORS II, L.P.

                            By:  TA Associates, Inc., its General Partner


                            By: /s/ Roger B. Kafker
                               ------------------------------------------
                            Name: Roger B. Kafker
                            Its:  Managing Director


                            TA SUBORDINATED DEBT FUND, L.P.

                            By:  TA Associates SDF LLC, its General Partner

                            By:  TA Associates, Inc., its Manager


                            By: /s/ Roger B. Kafker
                               ------------------------------------------
                            Name: Roger B. Kafker
                            Its:  Managing Director

                        MADISON CAPITAL FUNDING LLC


                            By: /s/ Jerry B. Capsay
                               --------------------------------
                            Name: Jenny B. Capsay
                            Its:  Managing Director


                        LIBMAN FAMILY HOLDINGS LLC


                            By: /s/ Brian Libman
                               --------------------------------
                            Name: Brian Libman
                            Its: